SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2009

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 – Costs Associated with Exit or Disposal activities

On July 21, 2009, Open Text Corporation (the “Company”) committed to a restructuring and exit plan (the “Restructuring and Exit Plan”) to primarily terminate various employees and abandon certain real estate facilities.

The Restructuring and Exit Plan is proposed to be undertaken by the Company primarily during the year ended June 30, 2010. The Restructuring and Exit Plan is expected to involve the following significant actions, some of which have commenced promptly following the Company’s date of commitment to such plan:

1.	Staff reductions resulting in a charge of approximately $26 million to $31 million to the Company’s Statement of Operations;

2.	Closure of office facilities resulting in a charge of approximately $3 million to $5 million to the Company’s Statement of Operations; and

3.	Other Exit Plan costs resulting in a charge of approximately $3 million to $4 million to the Company’s Statement of Operations.

Total costs expected to be incurred in connection with the Restructuring and Exit Plan are approximately $32 million to $40 million, and the Company expects the significant actions relating to the Restructuring and Exit Plan to be substantially completed on or before July, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

July 27, 2009	By:	/s/ Paul J. McFeeters
Paul J. McFeeters
Chief Financial Officer

3